INAP Reports Third Quarter 2017 Financial Results

•	Revenue of $68.9 Million Reflects Continued Execution toward Top-Line Stabilization

•	INAP COLO Demonstrates Sales Momentum, Acceleration in New Phoenix Deployment, and Launch of Dallas Expansion Efforts

▪	INAP CLOUD Revenue Demonstrates Consistency Sequentially, Driven by AgileCLOUD and Bare-Metal Server Growth

•	GAAP Net Loss of $(10.9) Million, or $(0.14) Per Share, including $0.7 Million of Costs Associated with NY Facility Exit Activities, Restructuring and Impairments, or GAAP Net Loss Margin of (15.7)%

•	Cash Flow from Operations was $3.3 Million in 3Q17

•	Adjusted EBITDA Expands Significant 173 Basis Points Year-over-Year to $23.3 million, or 33.8% Adjusted EBITDA Margin

•	INAP Announces 1-for-4 Reverse Stock Split, with Approximately 83.4 Million Shares Reducing to 20.9 Million

•	2017 Revenue Outlook Narrowed; Adjusted EBITDA Outlook Raised, CAPEX Outlook Reaffirmed
ATLANTA – (November 2, 2017) Internap Corporation (NASDAQ: INAP), a provider of Internet infrastructure; including Colocation, Managed Services and Hosting, Cloud, and High Performance Network services, today announced financial results for the third quarter of 2017.
“We made significant progress strengthening our operations platform and focusing on top line sales,” stated Peter D. Aquino, President and CEO. "We are approaching revenue stability, and are very excited about our new sales momentum. For example, after doubling our acquired space in Phoenix, we already sold out the entire availability at an accelerated pace, and we are looking to expand a third time. In addition, strong demand for INAP services in Dallas and Montreal also presents great opportunity for revenue growth. In this quarter, we consolidated our position in INAP Japan by exercising certain rights under the joint venture agreement, which results in INAP having both economic benefits and a majority of the board. Finally, our Board effectuated a reverse stock split at a ratio of 1-for-4, implementing the stockholder's approval from our recent annual meeting. Looking ahead, we will leverage our strong position, now in 21 major markets primarily in North America emphasizing our emerging identity as a Colocation leader with value added services, including: Managed Services and Hosting, Cloud, and a High Performance Global Network.”

Revenue
●    Revenue totaled $68.9 million in the third quarter, a decrease of 6.8% year over year and declining at a slower pace at 1.1% sequentially. Approximately $1.4 million of the year over year decline, and $0.4 million quarter over quarter are from the planned closure of the 75 Broad Street, New York facility. Excluding this event, year over year revenue decline was 4.9% and was less than 1% sequentially. The declines were partially offset by growth in Agile Bare Metal server revenue and approximately $1 million in revenue from the consolidation of INAP Japan.
●    INAP COLO revenue totaled $51.3 million in the third quarter, a decrease of 6.6% year over year and 1.3% sequentially. Approximately $1.1 million of the year over year decline and $0.4 million quarter over quarter of the decline was attributed to the planned closure of the 75 Broad Street, New York facility. Excluding this event, sequential revenue was down less than 1% and year over year approximately 4.7%.  The declines were partially offset from the consolidation of INAP Japan financial statements.
●    INAP CLOUD revenue totaled $17.6 million in the third quarter, a decrease of 7.3% year over year and comparable sequentially. Approximately $0.3 million of the year over year decline was attributed to the planned closure of the 75 Broad Street, New York facility.

Third Quarter 2017 Financial Summary
($ in thousands)

				YoY	QoQ
	3Q 2017	2Q 2017	3Q 2016	Growth	Growth

Total Revenue	$68,907	$69,642	$73,940	(6.8)%	(1.1)%
Operating Costs and Expenses	$68,175	$71,695	$157,338	(56.7)%	(4.9)%
Depreciation and Amortization	$20,917	$18,934	$19,597	6.7%	10.5%
Exit Activities, Restructuring and Impairments	$745	$4,628	$79,839	-	-
All Other Operating Costs and Expenses	$46,513	$48,133	$57,902	(19.7)%	(3.4)%

GAAP Net Loss*	$(10,863)	$(19,283)	$(91,297)	(88.1)%	(43.7)%
GAAP Net Loss Margin	(15.8)%	(27.7)%	(123.5)%

Minus Goodwill Impairment and Other Items*	$725	$13,378	$83,616	(97.9)%	(86.6)%
Normalized Net Loss[2]	$(10,138)	$(5,905)	$(7,681)	32.0%	71.7%

Adjusted EBITDA[1]	$23,277	$23,051	$19,840	17.3%	1.0%
Adjusted EBITDA Margin[1]	33.8%	33.1%	26.8%

Capital Expenditures (CapEx)	$10,965	$6,748	$12,860	(14.7)%	62.5%
Adjusted EBITDA less CapEx[1]	$12,312	$16,303	$6,980	76.4%	(24.5)%

*Third quarter 2016 Operating Expenses and reported GAAP Net Loss included a goodwill impairment charge of $78.2 million.

Net Loss, Normalized Net Loss, Adjusted EBITDA and Business Unit Contribution

●
GAAP net loss was $(10.9) million, or $(0.14) per share, including $0.7 million of costs associated with exit activities, restructuring and impairment, compared with $(91.3) million, or $(1.75) per share in the third quarter of 2016 and $(19.3) million, or $(0.24) per share in the second quarter of 2017, including $4.6 million of costs associated with exit activities, restructuring and impairment. GAAP net loss margin was (15.8)% in the third quarter of 2017.

●	Normalized net loss was $(10.1) million compared with $(7.7) million in the third quarter of 2016 and $(5.9) million in the second quarter of 2017.

●
Adjusted EBITDA totaled $23.3 million in the third quarter, an increase of 17.3% compared with the third quarter of 2016 and 1.0% compared to the second quarter of 2017. Adjusted EBITDA margin was 33.8% in the third quarter, up 700 basis points year over year and 70 basis points sequentially. The increases in Adjusted EBITDA were attributable to continued focus on cost control and our initiatives of eliminating unproductive sites and investing in long-term key markets.

Beginning with first quarter 2017 reporting, INAP redefined its segment reporting into two pure play business units:

INAP COLO, formerly Data Center and Networking Services, comprised of colocation, IP network services, and managed services and hosting. Managed services and hosting was previously included in the Cloud and Hosting Services segment; and

INAP CLOUD, formerly Cloud and Hosting Services, comprised of AgileCLOUD, iWeb, Ubersmith, and Funio.

●
Business Unit Contribution[3] – As part of the realignment of its segments into two pure play business units, INAP COLO and INAP CLOUD, INAP is providing a measure of unit-level profitability called business unit contribution.[3]

◦
INAP COLO business unit contribution totaled $22.3 million in the third quarter, a 16.7% increase compared with the third quarter of 2016 and a 1.4% increase from the second quarter of 2017. As a percent of revenue, INAP COLO business unit contribution margin was 43.4% in the third quarter, up 870 basis points year-over-year and 120 basis points sequentially. The year over year business unit contribution increase reflects improving cost control. The sequential business unit contribution increase was primarily driven by cost control and our initiatives of eliminating unproductive sites and investing in long-term key markets.

◦
INAP CLOUD business unit contribution totaled $8.5 million in the third quarter, a 1.7% decline compared with the third quarter of 2016 and a 4.5% increase from the second quarter of 2017. As a percent of revenue, INAP CLOUD business unit contribution margin was 48.2% in the third quarter, up 270 basis points year over year and up 220 basis points sequentially. The year over year increase reflects improving cost control.

Balance Sheet and Cash Flow Statement

●
Cash and cash equivalents totaled $12.0 million at September 30, 2017. Total debt was $507.6 million, net of discount and prepaid costs, at the end of the quarter, including $218.7 million in capital lease obligations. As previously reported, on April 6, 2017 INAP entered into a new Senior Secured Credit Facility, including a $300 million First Lien Term Loan and a $25 million Revolver (which remains undrawn), thereby completing the refinancing of its senior secured debt.

●
Cash generated from operations for the three months ended September 30, 2017 was $3.3 million compared to $11.5 million in third quarter 2016, and $14.8 million in second quarter of 2017. Capital expenditures over the same periods were $11.0 million, compared to $12.9 million and $6.7 million, respectively. Adjusted EBITDA less CapEx[1] was $12.3 million, compared to $7.0 million in third quarter 2016 and $16.3 million in second quarter 2017. Free cash flow[4] over the same periods was $(7.7) million, compared to $(1.4) million and $8.0 million, respectively. Unlevered free cash flow[4] was $3.3 million for the third quarter 2017, compared to $6.2 million in third quarter 2016 and $15.6 million in second quarter 2017.

"INAP delivered another quarter of sequential EBITDA margin expansion, while making significant progress on continual cost reduction and while investing in growth. Our momentum through the third quarter led us to increase our Adjusted EBITDA guidance for 2017," said Robert M. Dennerlein, Chief Financial Officer. “To date, we have taken decisive actions  in our New York, Phoenix, Dallas, Atlanta, and Japan operations to improve the profitability of our portfolio."

Business Outlook

Full-Year 2017 Expected Range
	Previous Guidance	Current Guidance
Revenue	$275 million - $285 million	$277 million - $282 million
Adjusted EBITDA	$85 million - $90 million	$87 million - $92 million
Capital Expenditures	$32 million - $37 million	Reaffirming

1
Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less CapEx are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Adjusted EBITDA margin are contained in the table entitled “Reconciliation of GAAP Net Loss to Adjusted EBITDA”. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenue. A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA less CapEx is contained in the table entitled “Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx."

2
Normalized net loss is a non-GAAP financial measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures”. Reconciliations between GAAP information and non-GAAP information related to normalized net loss are contained in the table entitled “Reconciliation of Net Loss to Normalized Net Loss.”

3
Business unit contribution and business unit contribution margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to business unit contribution and business unit contribution margin are contained in the table entitled “Business Unit Contribution and Business Unit Contribution Margin” in the attachment. Business unit contribution margin is business unit contribution as a percentage of revenue.

4
Free cash flow and unlevered free cash flow are non-GAAP financial measures which we define in the attachment to the press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to Free cash flow and unlevered free cash flow are contained in the table entitled “Free Cash Flow and Unlevered Free Cash Flow.”

INAP Announces 1-for-4 Reverse Stock Split

INAP announces today that its Board of Directors has determined to effect a reverse stock split of its shares of common stock at a ratio of 1-for-4, effective as of 5:00 p.m. Monday, November 20, 2017. INAP's common stock will continue to trade under the symbol "INAP," but will trade on a split-adjusted basis under a new CUSIP number 45885A 409. A reverse stock split was required to be first approved by the Company's stockholders, which occurred at INAP's 2017 Annual Meeting held on June 21, 2017 and granted the Board of Directors the authority to determine the exact split ratio.
In the reverse stock split, every four shares of INAP's common stock outstanding will automatically be combined into one issued and outstanding share of common stock without any action by stockholders. No fractional shares will be issued in connection with the reverse stock split. Any fractional share of common stock that would otherwise have resulted from the reverse stock split will be paid in cash in a proportionate amount based on the closing price of the common stock as reported by The NASDAQ Global Market on the effective date of the reverse stock split. As a result of the reverse stock split, the number of shares of INAP's common stock outstanding will decrease from approximately 83.4 million shares pre-split to approximately 20.9 million shares post-split. Additionally, all INAP shares of restricted common stock, stock options and other equity awards outstanding immediately prior to the reverse stock split will be proportionately adjusted.
INAP's transfer agent, American Stock Transfer and Trust, which is also acting as the exchange agent for the reverse stock split, will provide instructions to stockholders regarding the process for exchanging share certificates. Stockholders who hold their shares electronically in book-entry form at a brokerage firm need not take any action, as their shares will automatically be adjusted by their brokerage firm to reflect the reverse stock split. Beneficial holders may contact their bank, broker or nominee with any questions regarding the procedure for implementing the reverse stock split.

Conference Call Information:

INAP's third quarter 2017 conference call will be held today at 8:30 a.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of INAP’s web site at http://ir.internap.com/events.cfm. The call can also be accessed by dialing 877-334-0775. International callers should dial 631-291-4567. Listeners may connect to the simultaneous webcast, which will include accompanying presentation slides, on the Investor Relations section of the INAP website. An online archive of the webcast will be archived in the investor relations section of the company’s website.  An audio-only replay will be accessible from Thursday, November 2, 2017 at 11:30 AM ET through Tuesday, November 7, 2017 at 855-859-2056 using replay code 94685539. International callers can listen to the archived event at 404-537-3406 with the same code.

About INAP

Internap Corporation (NASDAQ: INAP) is a leading provider of Internet infrastructure through both Colocation Business and Enterprise Services (including colocation, network connectivity, IP, bandwidth, and managed services and hosting), and Cloud Services (including enterprise-grade AgileCLOUD, bare-metal servers, and SMB iWeb platforms). INAP operates in Tier 3-type data centers in 21 metropolitan markets, primarily in North America, with 50 datacenters and 89 POPs around the world. INAP has approximately 1 million gross square feet under lease, with 500,000 square feet of data center space. INAP operates a premium business model that provides high-power density colocation, low-latency bandwidth, and public and private cloud platforms in an expanding Internet infrastructure industry. For more information, visit www.inap.com.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include statements related to sales, improved profitability, margin expansion, operations improvement, cost reductions, participation in strategic transactions, our strategy to align into pure-play businesses and our expectations for full-year 2017 revenue, Adjusted EBITDA and capital expenditures. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove inaccurate in the future. Because such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, there are important factors that could cause INAP’s actual results to differ materially from those expressed or implied in the forward-looking statements, due to a variety of important factors. Such important factors include, without limitation: our ability to execute on our business strategy into a pure-play business and drive growth while reducing costs; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services and improving operations; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; ability to identify any suitable strategic transactions; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; our ability to protect our intellectual property; our substantial amount of indebtedness, our possibility to raise additional capital when needed, on attractive terms, or at all, our ability to service existing debt or maintain compliance with financial and other covenants contained in our credit agreement; our compliance with and changes in complex laws and regulations in the U.S. and internationally; our ability to attract and retain qualified management and other personnel; and volatility in the trading price of INAP common stock.
These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on its behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Investor Contacts:
Richard Ramlall                                    Carolyn Capaccio/Jody Burfening
VP, IR & PR INAP                                LHA
404-302-9982                                    212-838-3777
ir@inap.com                                     inap@lhai.com

INTERNAP CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
INAP COLO	$51,344	$54,998	$156,727	$166,707
INAP CLOUD	17,563	18,942	53,955	57,473
Total revenues	68,907	73,940	210,682	224,180

Operating costs and expenses:
Direct costs of sales and services, exclusive of depreciation and amortization, shown below:
INAP COLO	20,785	26,676	67,661	79,745
INAP CLOUD	4,160	4,886	12,758	14,264
Direct costs of customer support	6,237	7,985	19,634	24,709
Sales, general and administrative	15,331	18,355	47,466	55,416
Depreciation and amortization	20,917	19,597	57,596	57,927
Goodwill Impairment	—	78,169	—	78,169
Exit activities, restructuring and impairments	745	1,670	6,396	2,023

Total operating costs and expenses	68,175	157,338	211,511	312,253

Income (loss) from operations	732	(83,398)	(829)	(88,073)

Non-operating expenses:
Interest expense	12,299	7,878	37,581	22,945
Loss on foreign currency, net	197	—	485	—
Other, net	—	(30)	—	442
Total non-operating expenses	12,496	7,848	38,066	23,387

Loss before income taxes and equity in earnings of equity-method investment	(11,764)	(91,246)	(38,895)	(111,460)
Provision for income taxes	221	95	689	294
Equity in earnings of equity-method investment, net of taxes	(1,122)	(44)	(1,207)	(121)
Net loss	(10,863)	(91,297)	(38,377)	(111,633)
Less net income attributable to non-controlling interests	32	—	32	—
Net loss attributable to INAP stockholders	$(10,895)	$(91,297)	$(38,409)	$(111,633)

Basic and diluted net loss per share attributable to INAP shareholders	$(0.14)	$(1.75)	$(0.51)	$(2.14)

Weighted average shares outstanding used in computing basic and diluted net loss per share	79,715	52,096	74,581	52,245

INTERNAP CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$11,968	$10,389
Accounts receivable, net of allowance for doubtful accounts of $1,285 and $1,246, respectively	17,586	18,044
Prepaid expenses and other assets	9,036	10,055
Total current assets	38,590	38,488

Property and equipment, net	441,239	302,680
Investment in joint venture	—	3,002
Intangible assets, net	26,661	27,978
Goodwill	50,209	50,209
Deposits and other assets	10,733	8,258
Total assets	$567,432	$430,615

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,732	$20,875
Accrued liabilities	13,513	10,603
Deferred revenues	5,054	5,746
Capital lease obligations	11,729	10,030
Term loan, less discount and prepaid costs of $2,119 and $2,243, respectively	881	757
Exit activities and restructuring liability	4,263	3,177
Other current liabilities	3,400	3,171
Total current liabilities	55,572	54,359

Deferred revenues	4,661	5,144
Capital lease obligations	206,927	43,876
Revolving credit facility	—	35,500
Term loan, less discount and prepaid costs of $8,216 and $4,579, respectively	288,034	283,421
Exit activities and restructuring liability	1,537	1,526
Deferred rent	1,581	4,642
Deferred tax liability	1,484	1,513
Other long-term liabilities	3,026	4,358
Total liabilities	562,822	434,339
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000 shares authorized; 83,305 and 57,799 shares outstanding, respectively	84	58
Additional paid-in capital	1,325,755	1,283,332
Treasury stock, at cost, 1,164 and 1,073, respectively	(7,145)	(6,923)
Accumulated deficit	(1,316,788)	(1,278,699)
Accumulated items of other comprehensive loss	(1,334)	(1,492)
Total INAP stockholders' equity	572	(3,724)
Non-controlling interests	4,038	—
Total stockholders' equity	4,610	(3,724)
Total liabilities and stockholders' equity	$567,432	$430,615

INTERNAP CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net loss	$(10,863)	$(91,297)	$(38,377)	$(111,633)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,917	19,597	57,596	57,927
Impairments	474	79,798	503	79,798
Amortization of debt discount and issuance costs	598	648	1,890	1,881
Stock-based compensation expense, net of capitalized amount	929	1,253	2,061	4,717
Equity in earnings of equity-method investment	(1,122)	(44)	(1,207)	(121)
Provision for doubtful accounts	288	322	808	902
Non-cash change in capital lease obligations	306	(122)	564	405
Non-cash change in exit activities and restructuring liability	433	246	5,824	865
Non-cash change in deferred rent	(2,136)	(490)	(3,335)	(1,490)
Deferred taxes	59	119	209	158
Payment of debt lender fees	—	—	(2,583)	(1,716)
Loss on extinguishment and modification of debt	—	—	6,785	—
Other, net	(221)	26	(49)	212
Changes in operating assets and liabilities:
Accounts receivable	(1,242)	192	243	1,894
Prepaid expenses, deposits and other assets	3,018	(3,498)	1,979	1,108
Accounts payable	(3,975)	2,584	(3,498)	4,853
Accrued and other liabilities	(1,459)	3,302	1,691	(629)
Deferred revenues	(536)	(398)	(1,233)	(304)
Exit activities and restructuring liability	(2,261)	(776)	(4,727)	(2,355)
Asset retirement obligation	88	—	191	(174)
Other liabilities	11	2	22	(33)
Net cash flows provided by operating activities	3,306	11,464	25,357	36,265

Cash Flows from Investing Activities:
Proceeds from sale of building	—	542	—	542
Purchases of property and equipment	(10,774)	(12,418)	(23,198)	(38,732)
Proceeds from disposal of property and equipment	75	—	206	—
Net cash from acquisition	3,838	—	3,838	—
Additions to acquired and developed technology	(191)	(442)	(635)	(1,211)
Net cash flows used in investing activities	(7,052)	(12,318)	(19,789)	(39,401)

Cash Flows from Financing Activities:
Proceeds from credit agreements	—	—	295,500	4,500
Proceeds from stock issuance	3	—	40,165	0
Principal payments on credit agreements	(750)	(750)	(327,250)	(2,250)
Debt issuance costs	—	—	(5,694)	—
Payments on capital lease obligations	(1,191)	(2,384)	(6,562)	(7,211)
Proceeds from exercise of stock options	123	—	159	675
Acquisition of common stock for income tax withholdings	(12)	(130)	(222)	(473)
Other, net	(62)	(58)	(302)	(250)
Net cash flows provided by (used in) financing activities	(1,889)	(3,322)	(4,206)	(5,009)
Effect of exchange rates on cash and cash equivalents	147	(52)	217	13
Net decrease in cash and cash equivalents	(5,488)	(4,228)	1,579	(8,132)
Cash and cash equivalents at beginning of period	17,456	13,868	10,389	17,772
Cash and cash equivalents at end of period	$11,968	$9,640	$11,968	$9,640

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES
In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less CapEx, normalized net loss, business unit contribution, business unit contribution margin, free cash flow and unlevered free cash flow. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.
We define the following non-GAAP measures as follows:

●
Adjusted EBITDA is a non-GAAP measure and is GAAP net loss plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income), (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs and claim settlement.

●	Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenues.

●
Adjusted EBITDA less CapEx is Adjusted EBITDA less capital expenditures with Adjusted EBITDA for this non-GAAP measure defined as net cash flow provided by operating activities plus cash paid for interest, cash paid for taxes, cash paid for exit activities and restructuring, cash paid for strategic alternatives and related costs, cash paid for organizational realignment costs, payment of debt lender fees and other working capital changes less capital expenditures.

●
Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement and debt extinguishment and modification expenses.

●	Business unit contribution is business unit revenues less direct costs of sales and services, customer support, and sales and marketing, exclusive of depreciation and amortization.

●	Business unit contribution margin is business unit contribution as a percentage of business unit revenue.

●	Free cash flow is net cash flows provided by operating activities minus capital expenditures.

●	Unlevered free cash flow is free cash flow plus cash interest expense.
We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.
We believe that excluding depreciation and amortization and loss (gain) on disposals of property and equipment, as well as impairments and restructuring, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.
We believe that excluding interest expense, provision (benefit) for income taxes and other expense (income) from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, provision (benefit) for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)
We also believe that, in excluding the effects of interest expense, provision (benefit) for income taxes and other expense (income), our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.
We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement costs and debt extinguishment and modification expense are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.
Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.
We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.
Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment cost, pre-acquisition costs, claim settlement costs, and debt extinguishment and modification expenses in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.
Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.
We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses Adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)
Our presentation of business unit contribution and business unit contribution margin excludes depreciation and amortization in order to allow investors to see the business through the eyes of management.
We also have excluded depreciation and amortization from business unit contribution and business unit contribution margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.
Free cash flow and unlevered free cash flow are used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow and unlevered free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and unlevered free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.
We use free cash flow and unlevered free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed capital expenditures, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than operating cash flows.
Free cash flow and unlevered free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.
Adjusted EBITDA less CapEx is used in addition to and in conjunction with results presented in accordance with GAAP. Adjusted EBITDA less CapEx should not be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA less CapEx reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.
We use Adjusted EBITDA less CapEx, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations.
Adjusted EBITDA less CapEx has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Adjusted EBITDA less CapEx does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view Adjusted EBITDA less CapEx as a complement to our entire consolidated statements of cash flows.
Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also adjusted EBITDA is used in our debt covenants.
Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.
Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA AND FORWARD LOOKING ADJUSTED EBITDA
A reconciliation of GAAP net loss to Adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2017		June 30, 2017		September 30, 2016
Reconciliation of GAAP Net Loss to Adjusted EBITDA:	Amount	Percent	Amount	Percent	Amount	Percent

Total Revenue	$68,907	100.0%	$69,642	100.0%	$73,940	100.0%

Net Loss (GAAP)	$(10,863)	-15.8%	$(19,283)	-27.7%	$(91,297)	-123.5%
Add:
Depreciation and amortization	20,917	30.4%	18,934	27.2%	19,597	26.5%
Interest expense	12,299	17.8%	17,145	24.6%	7,878	10.7%
Provision (benefit) for income taxes	221	0.3%	(50)	-0.1%	95	0.1%
Other expense (income)	(925)	-1.3%	135	0.2%	(74)	-0.1%
(Gain) loss on disposal of property and equipment, net	(162)	-0.2%	(103)	-0.1%	25	—%
Exit activities, restructuring and impairments, including goodwill impairment	745	1.1%	4,628	6.6%	79,839	108.0%
Stock-based compensation	929	1.3%	534	0.8%	1,253	1.7%
Strategic alternatives and related costs	—	—%	8	—%	1,121	1.5%
Organizational realignment costs	14	—%	295	0.4%	1,403	1.9%
Pre-acquisition costs	102	0.1%	95	0.1%	—	—%
Claim settlement	—	—%	713	1.0%	—	—%
Adjusted EBITDA (non-GAAP)	$23,277	33.8%	$23,051	33.1%	$19,840	26.8%

A reconciliation of forward looking Adjusted EBITDA for full-year 2017 is as follows (in millions):

	2017 Full-Year Guidance
	Low		High
	Amount	Percent	Amount	Percent

Total Revenue	$277	100.0%	$282	100.0%

Net Loss (GAAP)	$(54)	(19.5)%	$(49)	(17.4)%
Add:
Depreciation and amortization	77	27.8%	77	27.3%
Interest expense	49	17.7%	49	17.4%
Provision for income taxes	1	0.4%	1	0.4%
Exit activities, restructuring and impairments, including goodwill impairment	7	2.5%	7	2.5%
Stock-based compensation	3	1.1%	3	1.1%
Non-income tax contingency	2	0.7%	2	0.7%
Organizational realignment costs	1	0.4%	1	0.4%
Claim settlement	1	0.4%	1	0.4%
Adjusted EBITDA (non-GAAP)	$87	31.4%	$92	32.6%

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA LESS CAPEX
A reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx for each of the periods indicated is as follows (in thousands):

	Three Months Ended
Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx:	September 30, 2017	June 30, 2017	September 30, 2016

Net Cash Flow provided by operating activities:	$3,306	$14,787	$11,464

Add :
Cash paid for interest	10,999	7,563	7,601
Cash paid for income taxes	(24)	148	—
Cash paid for exit activities and restructuring	2,887	1,080	776
Cash paid for strategic alternatives and related costs	171	171	913
Cash paid for organizational realignment costs	—	912	187
Other working capital changes	5,938	(1,610)	(1,101)
Adjusted EBITDA (non-GAAP)	$23,277	$23,051	$19,840

Less:
Capital Expenditures (CapEx)	$10,965	$6,748	$12,860
Adjusted EBITDA less CapEx	$12,312	$16,303	$6,980

RECONCILIATION OF NET LOSS TO NORMALIZED NET LOSS
Reconciliations of net loss, the most directly comparable GAAP measure, to normalized net loss:

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Net loss (GAAP)	$(10,863)	$(19,283)	$(91,297)
Exit activities, restructuring and impairments, including goodwill impairment	745	4,628	79,839
Stock-based compensation	929	534	1,253
Strategic alternatives and related costs	—	8	1,121
Organizational realignment costs	14	295	1,403
Pre-acquisition costs	102	95	—
Claim settlement	—	713	—
Debt extinguishment and modification expenses	—	7,105	—
INAP Japan Fair Market Valuation	(1,065)	—	—
Normalized net loss (non-GAAP)	$(10,138)	$(5,905)	$(7,681)

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)
BUSINESS UNIT CONTRIBUTION AND BUSINESS UNIT CONTRIBUTION MARGIN
Business unit contribution and business unit contribution margin, which includes direct costs of sales and service, customer support and sales and marketing for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Revenues:
INAP COLO	$51,344	$52,044	$54,998
INAP CLOUD	17,563	17,598	18,942
Total	68,907	69,642	73,940
Direct costs of sales and services, customer support and sales and marketing:
INAP COLO*	29,048	30,060	35,893
INAP CLOUD*	9,094	9,497	10,329
Total	38,142	39,557	46,222
Business Unit Contribution:
INAP COLO	22,296	21,984	19,105
INAP CLOUD	8,469	8,101	8,613
Total	$30,765	$30,085	$27,718
Business Unit Contribution Margin:
INAP COLO	43.4%	42.2%	34.7%
INAP CLOUD	48.2%	46.0%	45.5%
Total	44.6%	43.2%	37.5%

* Excludes facilities allocation

FREE CASH FLOW AND UNLEVERED FREE CASH FLOW
Free cash flow and unlevered free cash flow are non-GAAP measures. Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense (in thousands):

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Net cash flows provided by operating activities	$3,306	$14,787	$11,464
Capital expenditures:
Maintenance capital	(1,715)	(1,018)	(1,935)
Growth capital	(9,250)	(5,730)	(10,925)
Free cash flow (non-GAAP)	(7,659)	8,039	(1,396)

Cash interest expense	10,999	7,563	7,601
Unlevered free cash flow (non-GAAP)	$3,340	$15,602	$6,205

DATA CENTER PORTFOLIO
The following table presents an overview of the portfolio of data center properties that INAP leases as of September 30, 2017:

Market	Gross Square Feet (SF)[1]	Supporting Infrastructure[2]	Office & Other	Data Center Footprint SF3	Current Raised Floor SF [4]	Occupied SF	OccupiedSF %	Available Utility Power MegaWatts (MW)

Los Angeles	124,651	11,323	17,475	95,853	25,055	14,609	58%	4.0
Dallas[5]	112,700	23,763	21,023	67,914	20,972	16,204	77%	6.0
New York/New Jersey	103,908	16,405	28,468	59,035	36,345	21,315	59%	8.0
Boston	116,699	47,779	11,587	57,333	51,608	18,795	36%	12.5
Atlanta	124,898	35,043	50,303	39,552	31,279	14,643	47%	7.5
Seattle	100,497	31,326	21,552	47,619	38,619	24,879	64%	7.0
Santa Clara/San Jose	88,882	23,852	23,667	41,363	41,038	19,223	47%	8.0
Montreal	90,065	29,572	32,933	27,560	24,090	23,478	97%	12.0
Houston	43,913	7,925	15,599	20,389	20,389	9,695	48%	6.5
Phoenix[6]	21,697	—	1,549	20,148	12,073	11,943	99%	4.0
Other[7]	25,218	—	998	24,220	22,195	17,483	79%	8.0

Total	953,128	226,988	225,154	500,987	323,663	192,267	59%	83.5

(1) Represents total SF subject to our lease.
(2) Represents total SF for mechanical and utility rooms.
(3) Represents total SF that is currently leased or available for lease but excludes supporting infrastructure, office space, and common area.
(4) Represents data center footprint SF less unbuilt SF.
(5) 10k sq. ft. of construction in progress with a target completion date of late Q1'18.
(6) 8k sq. ft. of construction in progress with a target completion date of Q4'17.
(7) Represents Chicago, Miami, Northern Virginia, Oakland/San Francisco, London, Amsterdam, Frankfurt, Hong Kong, Singapore, Sydney, Tokyo and Osaka.
*Estimated as of September 30, 2017.